Exhibit 10.8

MANUFACTURING AGREEMENT

This Manufacturing Agreement (this “Agreement”) is effective as of November 22, 2005 (the “Effective Date”) between LAKE REGION MANUFACTURING, INC. (“Lake Region”) a Minnesota corporation with principal place of business at 340 Lake Hazeltine Drive, Chaska, Minnesota 55318 and ACCLARENT, INC. (“Acclarent”) a Delaware corporation with principal place of business at 1525-B O’Brien Drive, Menlo Park, CA 94025.

RECITALS:

A. Acclarent is a manufacturer of medical devices with an experienced sales force which is skilled in the marketing of medical devices;

B. Lake Region is an OEM manufacturer of guidewires, medical devices and components for vascular and non-vascular procedures; and

C. Lake Region wishes to manufacture and sell such medical devices to Acclarent and Acclarent wishes to purchase from Lake Region and to sell, market and distribute such products under the Acclarent label.

1.	DEFINITIONS.

1.1 “Product” or “Products” means the medical devices or components described in attached Exhibit A.

1.2 “Term” of this Agreement is as specified in Article 4 below as may be shortened or extended as provided herein.

1.3 “Specifications” means the specifications set forth on Exhibit A to this Agreement, as may be modified from time to time upon the mutual written agreement of the parties as set forth in Section 2.1 of this Agreement.

2.	LAKE REGION OBLIGATIONS.

2.1 SUPPLY. During the Term, Lake Region shall supply Acclarent with the Products in accordance with the Specifications and/or descriptions set forth on the attached Exhibit A as may be modified from time to time by the mutual agreement of the Parties.

2.2 SUPPLY COMMITMENT. Lake Region will use commercially reasonable efforts to maintain consistent and timely shipment of quality Product to Acclarent during the Term of the Agreement, by fully utilizing Product forecasts (supplied by Acclarent) for production and capacity planning purposes.

2.3 MANUFACTURE. Lake Region will manufacture, package and ship the Products in accordance with design and packaging Specifications and quality assurance procedures approved by Acclarent in writing.

2.4 INSPECTION. Lake Region will inspect the Products prior to shipment to ensure that they conform to the Specifications and will send Acclarent a Certificate of Conformance with respect to each shipment. Acclarent will notify Lake Region within [****] after receipt of the Products if any of the Products fails to meet Specifications. Lake Region may, at its option and at its expense, reinspect the Product at Acclarent’s premises or perform the reinspection at its own facilities. Acclarent will return and Lake Region will use commercially reasonable efforts to replace within [****] the Products which, upon reinspection by Lake Region, fail to meet Specifications.

2.5 RECORDS. Lake Region will maintain, and will allow Acclarent to examine, upon reasonable prior notice to Lake Region, its non-proprietary manufacturing and quality assurance records, including lot numbers and other manufacturing documentation necessary to ensure traceability of the Products and compliance with applicable U.S., European, and international regulatory laws and requirements.

2.6 DEVELOPMENT. Lake Region shall use its commercially reasonable efforts to assist in developing the Products in accordance with this Agreement.

3.	ACCLARENT OBLIGATIONS.

3.1 PURCHASES.

Purchase Orders under this Agreement will be made on Acclarent’s standard purchase order form. If there are any significant differences or significant inconsistencies between the terms of the purchase order and the terms of this Agreement, or additional significant duties on, or liabilities to, Lake Region, the terms of this Agreement shall govern and any such duties or liabilities shall be inapplicable.

3.2 PRICING. The prices stipulated in Exhibit A will be [****]. Payments shall be made within [****] after the date of invoice.

(a) During the Term, Acclarent will purchase from Lake Region [****].

(b) All orders made under this Agreement shall be for the [****] per Product configuration. For orders less than the [****] processing fee will be amortized into the unit price.

(c) If, [****], the cost of raw materials or labor used in the Product increases [****] by more than [****], Lake Region shall notify Acclarent of the change(s) in the cost of such raw materials or labor and provide Acclarent with sufficient documentation of such cost increase [****]. Any such price adjustment shall be effective within [****] of receipt by Acclarent of the original notice from Lake Region.

3.3 PRODUCTION FORECASTS. On the Effective Date and each month thereafter, Acclarent agrees to provide Lake Region with a rolling [****] forecast of Products by month that Acclarent expects to purchase. This forecast will be for the sole purpose of production planning by Lake Region.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

4.	TERM.

4.1 The term of this Agreement begins on the Effective Date and expires three (3) years thereafter (the “Term”).

4.2 The Term is automatically renewed for one additional one (1) year period, unless either party gives the other written notice that it will not renew, such notice to be given at least 90 days prior to the expiration of the Term.

5.	SHIPMENT TERMS. Shipment terms are [****] with shipment to be made by the Acclarent-designated transportation method, if any.

6.	TERMINATION.

6.1 This Agreement may be terminated by either party if:

(a) The other party is in material breach of any material term or obligation of this Agreement and such material breach is not cured within ninety (90) days after receipt of written notice of such material breach from the terminating party.

(b) The other party is adjudicated insolvent, has a receiver of its assets or property appointed, or files or has filed against it a petition in bankruptcy and such breach is not cured within sixty (60) days of such event.

6.2 The parties’ obligations pursuant to Section 3.3 and Articles 4, 10, 11, 12, 13, 14, 15, 16, 17, 19 and 26 survive termination of this Agreement.

6.3 Any termination shall be without prejudice to any other right or remedy afforded to either party under this Agreement and will not affect any rights or obligations which have arisen prior to the date of such termination.

7.	DESIGN CHANGE CONTROL. Acclarent or Lake Region may at any time propose changes to the relevant design or manufacturing specifications or the Products as set forth herein and in Section 12.1. Any design changes shall be reviewed, validated, and approved using the applicable portions of the Lake Region design control system. Design or manufacturing specification changes are handled with a written and approved change notice through the Lake Region document control system prior to implementation.

8.	REGULATORY STATUS. Lake Region and Acclarent agree, warrant and represent that they will each comply with all applicable U.S., European and International regulatory laws, rules and requirements applicable to the particular roles and responsibilities hereunder, including but not limited to those concerning labeling, traceability, reporting and record keeping (e.g. complaints, adverse reactions, etc).

9.

RECALLS. If either Acclarent or Lake Region is required by any regulatory agency, or [****] determines, after consultation with [****] and based on its good faith and independent reasonable business judgment, to recall any of the Products, the non-recalling

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

party will cooperate and assist in locating and retrieving the Products to be recalled and providing applicable documentation to the recalling party as reasonably necessary. If a recall is directly and solely the result of Lake Region’s [****], and not due to misuse, reuse or reprocessing of the Product by Acclarent or any third party, [****].

10.	REGULATORY/COMPLAINTS/FAILURE ANALYSIS. Acclarent will file all reports required by FDA Medical Device Reporting (MDR) regulations, with duplicate copies to Lake Region. Acclarent will also maintain and manage a file of all customer complaints received by Acclarent with respect to the Product. Upon either party’s receipt of any customer complaint alleging that any Product is defective, Acclarent will promptly send to Lake Region’s complaint analysis department a copy of such complaint. If the allegedly defective Product is returned to Acclarent by its customer, Acclarent will perform an initial internal failure analysis and may thereafter notify and forward the allegedly defective Product to Lake Region’s complaint analysis department and require Lake Region to perform an independent failure analysis of the returned Product(s). Lake Region will use its good faith commercially reasonable best efforts to cooperate with and assist Acclarent in submitting any report required by the FDA; Acclarent will provide Lake Region with duplicate copies of all such failure analysis reports along with full and complete information on the failure. Lake Region shall, within fifteen (15) days of a written corrective action plan request from Acclarent which shall include all known failure information and samples (if available), provide Acclarent with a corrective action plan. When a corrective action can not be completed in fifteen (15) days, a plan with timeline for completion shall be provided. Acclarent shall assume responsibility for reporting international adverse events if required.

11.	QUALITY ASSURANCE INSPECTIONS. Acclarent may perform reasonable random quality assurance inspections and audits of Lake Region’s manufacturing facility during regular business hours and upon reasonable advance written notice to Lake Region, but no more than one per six (6) month period. Prior to any such inspection the inspector shall sign and be bound by a confidentiality agreement consistent with Article 17. Lake Region will cooperate with Acclarent’s inspector and will provide Acclarent with copies of all Lake Region non-proprietary documents which are reasonably required by Acclarent to properly perform any such inspection or audit. Lake Region shall use commercially reasonable efforts to implement any reasonable recommendations submitted by Acclarent as a result of such inspections and audits.

12.	WARRANTIES.

12.1 CHANGES. Lake Region warrants that no changes will be made in the materials, and no significant changes in Product Specifications or quality assurance procedures for the Products, unless the proposed changes are approved by Acclarent in writing prior to implementation. Any change which has the potential to affect Product performance, safety or regulatory filings are deemed to be significant.

12.2 QUALITY SYSTEM REGULATIONS. Lake Region will manufacture the Products in accordance with current Quality System Regulations (QSR) for medical devices as mandated by FDA and in compliance with any and all other applicable federal, state and local laws, rules and regulations and, in particular, without limitation, the certification that Lake Region has fulfilled the requirements of ISO 13485.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

12.3 QA STANDARDS. Lake Region warrants that all Products will:

(a) be free from known defects in materials and workmanship;

(b) conform in all material respects to the Specifications; and

(c) be manufactured, packaged, and stored in accordance with Lake Region’s quality assurance policies.

During the Warranty Period only, Lake Region will replace any Product found to be defective without cost to Acclarent upon return of such defective Product to Lake Region and if such defective condition has been directly and solely caused by Lake Region’s [****] and is not the result of misuse, reuse or reprocessing by Acclarent or its customer.

The “Warranty Period” is [****] from the date of shipment.

12.4 DISCLAIMER OF WARRANTIES. LAKE REGION DISCLAIMS THE MAKING OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, IN PARTICULAR ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE OR USE, OR OF NON-INFRINGEMENT OF PATENTS OR OTHER INTELLECTUAL PROPERTY, WITH RESPECT TO THE PRODUCTS, EXCEPT AS SPECIFICALLY MADE IN THIS ARTICLE 12.

13.	LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER ACCLARENT OR LAKE REGION BE LIABLE FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF ITS PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT, EXCEPT AS EXPRESSLY STATED TO THE CONTRARY IN THIS AGREEMENT.

14.	PRODUCT LIABILITY INSURANCE. Each Party will, during the Term, maintain adequate amounts product liability insurance coverage to cover the risks and responsibilities hereunder, and in no event shall be less than [****] per occurrence and [****] in the aggregate and provide the other a copy of the certificate evidencing such coverage upon written request.

15.	ASSIGNMENT. Neither party may sell or assign this Agreement or any of the rights or obligations hereunder to any third party, either directly or by operation of law, without the prior written consent of the other party, which consent will not be unreasonably withheld, except that no consent will be required if either party:

(a)	sells or assigns this Agreement to a successor to all or substantially all of its assets and business and who assumes all of the obligations of the assigning party; or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b)	transfers this Agreement by operation of law as part of a sale of stock, exchange of stock or a merger, consolidation or restructuring and this Agreement remains in full force and effect.

16.	FORCE MAJEURE. Neither party will be deemed to be in default or to be liable to the other party for any reasonable delay in performance caused by circumstances beyond the reasonable control of such party including, but not limited to, acts of God, explosion, fire, flood, war, whether declared or not, accident, strike or other labor disturbance, sabotage, order or decree of any court or action of any governmental authority or other causes whether similar or dissimilar to those specified; provided such party will use commercially reasonable efforts to eliminate or minimize the effects from such cause or causes.

17.	CONFIDENTIAL INFORMATION. Both parties acknowledge that before and during the term of this Agreement, both parties have provided and will continue to provide the other with certain proprietary and Confidential Information, including, without limitation, prices, data, designs, plans, drawings, technical information, marketing strategies and competitive information (“Confidential Information”). Each agrees that it will not, during the term of this Agreement, or after, for any reason, publish or disclose to any third party, without the advance, express written authorization from the other party, any such Confidential Information, nor, except to the extent such Confidential Information is necessary in performance of this Agreement, will it use such Confidential Information. Confidential Information does not include information which was known to the receiving party prior to receipt from the disclosing party or was independently developed by persons without access to the other’s information, or has become part of the public domain, or was obtained by the receiving party from a third party under no obligation of confidentiality to the disclosing party. The requirements of this Section terminate five (5) years after the termination or expiration of this Agreement or any renewal of this Agreement. Upon termination or expiration of this Agreement, and upon request of the other party, all materials and copies thereof shall be immediately returned to the other party; except one archival copy retained for purposes of monitoring compliance of this Agreement.

18.	GOVERNING LAW. All disputes arising under this Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

19.

DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to this Agreement or the validity, inducement, or breach thereof, shall be settled by arbitration before a mutually agreed to single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then pertaining, except where those rules conflict with this provision, in which case this provision controls. The parties hereby consent to the jurisdiction of the Federal District Count for the State of Minnesota for the enforcement of these provisions and the entry of judgment on any award rendered hereunder. Should such court for any reason lack jurisdiction, any court with jurisdiction shall enforce this clause and enter judgment on any award. The arbitrator shall be an attorney specializing in business litigation who has at least 15 years of experience with a law firm of over 25 lawyers or was a judge of a court of general jurisdiction. The arbitration shall be held in Minneapolis, Minnesota and the arbitrator shall apply the substantive law of Minnesota, except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. Within 30 days of initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than six months from selection of the arbitrator. Failing such agreement, the AAA will design and the parties will follow such procedures. Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment or preliminary injunction to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. THE ARBITRATOR SHALL NOT AWARD ANY PARTY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES.

20.	HEADINGS. The section headings are for convenience only and do not define, limit or construe the contents of such sections.

21.	TRADEMARKS. Neither party shall use the trademarks, service marks, tradenames, logo types or any other proprietary or identifying references of the other party without the express written consent of the other and except as required by any regulatory or other governmental body.

22.	COMPLETE AGREEMENT AND MODIFICATION. This Agreement contains the complete agreement between the parties relating to the Product(s) and, with the exception of the Confidentiality Agreement dated April 29, 2006 and Quality Agreement dated January 6, 2006, there are no other promises, representations, inducements, terms or conditions, except as herein provided. This Agreement supersedes and terminates all prior agreements, whether oral or written, relating to the Product(s), and any actual or alleged promises, representations, inducements, terms, conditions or agreements relating to the Product(s) which are not expressly made a part of this Agreement are invalid, void and unenforceable. This Agreement may be modified only by written agreement signed by duly authorized officers of each party.

23.	COUNTERPARTS. The parties may execute this Agreement in counterparts, in which case each executed counterpart will be considered to be an original and this Agreement will become effective as of the time when each party has signed a counterpart of this Agreement and delivered it to the other party.

24.	NOTICES. Any notice to be given pursuant to this Agreement must be in writing and sent by certified or registered mail, return receipt requested, postage prepaid, by Federal Express or any other overnight mail, or by facsimile communication to the other party at the following addresses (or as such other address as either party may designate with notice to be effective as of the time received):

If to Acclarent:	Attention: Bill Facteau, President and CEO Acclarent, Inc.
1525-B O’Brien Drive Menlo Park, CA 94025
Fax Number 650-687-5889

If to Lake Region:	Attention: Joe Fleischhacker, C.E.O.
Lake Region Manufacturing, Inc.
340 Lake Hazeltine Drive Chaska, Minnesota 55318
Fax Number (952) 368-3378

25.	SEVERABILITY. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

26.	INTELLECTUAL PROPERTY RIGHTS.

(a)	For the purposes of this Agreement, the term “Intellectual Property Rights” will mean all tangible or intangible intellectual property interests subject to protection by intellectual property laws in any country of the world, arising under statutory or common law, contract, or otherwise which refer or relate in any way, whether or not perfected, to Products or Specifications, including without limitation, all (a) patents, reissues of and reexamined patents, and patent applications, whenever filed and wherever issued, including without limitation, continuations, continuations-in-part, substitutes and divisions of such applications and all priority rights resulting from such applications; (b) rights associated with works of authorship including without limitation copyrights, moral rights, copyright applications, copyright registrations, synchronization rights, mask work rights, mask work applications, mask work registrations; (c) rights associated with trademarks, service marks, trade names, logos, trade dress, and the applications for registration and registrations thereof; (d) rights relating to the protection of trade secrets and confidential information; (e) rights analogous to those set forth in this Section and any and all other proprietary rights relating to intangible property; and (f) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

(b)	“Intellectual Property Rights of Acclarent” shall mean Acclarent Intellectual Property Rights existing before the Effective Date of this Agreement. All Intellectual Property Rights of Acclarent shall be and will remain the exclusive property of Acclarent. Acclarent hereby grants to Lake Region a world-wide, royalty free, non-exclusive, non-transferable, non-sublicensable, license to use the Intellectual Property Rights of Acclarent described in this paragraph solely for purposes of developing Product or Products for sale to Acclarent.

(c)	“Intellectual Property Rights of Lake Region” shall mean Lake Region Intellectual Property Rights existing before the Effective Date of this Agreement. Intellectual

Property Rights of Lake Region shall be and shall remain the exclusive property of Lake Region. Lake Region hereby grants to Acclarent a worldwide, royalty-free, non-exclusive, non-transferable, license to use Intellectual Property Rights of Lake Region to promote, market, distribute and sell Product (i) produced by Lake Region for Acclarent and (ii) purchased by Acclarent from Lake Region.

(d)	Any Intellectual Property Rights developed jointly by one or more employees or agents of each of Acclarent and Lake Region in connection with this Agreement to be incorporated into the Product or Specifications shall be owned jointly by Acclarent and Lake Region. Any Intellectual Property Rights in the combination of a [****] developed (i) solely by one or more employees or agents of Lake Region or (ii) jointly by one or more employees or agents of each Acclarent and Lake Region shall be owned solely by Acclarent providing however that nothing in this Agreement including but not limited to this paragraph 26(d) shall be interpreted to prevent Lake Region from developing, manufacturing, marketing, distributing or selling guidewires per se as shown in [****] to any and all third parties.

(e)	Each party will retain the complete ownership of its Intellectual Property Rights in existence prior to the Effective Date.

(f)	Neither party will provide the other with any designs, plans, models, samples, software, integrated circuits, reports, or other writings or products which it either knows or has reason to believe are covered by the valid patent, copyright, or other form of Intellectual Property Rights of a third party.

(g)	Each party shall ensure that all employees and consultants who perform any portion of its development obligations under this Agreement have entered into written agreements with such party whereby such employee or consultant assigns to such party all ownership rights in any Intellectual Property Rights made or developed by such employee or consultant in the course of such development work for such party. Each party shall also ensure that all employees and consultants working on any project under this Agreement shall sign and be bound by a confidentiality agreement substantially consistent with the confidentiality terms of this Agreement.

IN WITNESS HEREOF, the parties have executed this Agreement on the days and year first below written.

ACCLARENT PRODUCTS		LAKE REGION MANUFACTURING, INC.

//s//		//s//

By:	William Facteau	By:	Joe Fleischhacker
Title:	President & CEO	Title:	Chief Executive Officer
Date:	9/7/06	Date:	9/1/06

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit A

Product Specifications

[****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

AMENDMENT TO AGREEMENT

THIS AMENDMENT TO AGREEMENT (“Amendment”) effective as of September 18, 2006 (the “Amendment Effective Date”), is made by and between LAKE REGION MANUFACTURING, INC. (“Lake Region”) and ACCLARENT, INC. (“Acclarent”).

WITNESSETH:

WHEREAS, Lake Region and Acclarent entered into that certain Agreement effective as of November 22, 2005 (the “Agreement”); and

WHEREAS, the parties desire to modify Exhibit A which is attached to the Agreement to address pricing modifications.

NOW THEREFORE, in consideration of the foregoing and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows:

AGREEMENT:

1.	Exhibit A of the Agreement is hereby amended by attaching the September 18, 2006 Exhibit A to it.

2.	Except as specifically modified or amended hereby, all other terms and provisions of this Agreement shall remain in full force and effect, unchanged, until its expiration or termination as set forth therein.

IN WITNESS WHEREOF, the parties have executed this Amendment.

LAKE REGION MANUFACTURING, INC.		ACCLARENT, INC.

By	//s//	By	//s//
Print Name	Mark G. Fleischhacker	Print Name	Bill Facteau
Print Title	President / COO	Print Title	President & CEO
Date Signed	September 20 , 2006	Date Signed	9/25/, 2006

Exhibit A

Product Specifications

[****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.